                                                                EXHIBIT 11
                                                                Page 1 of 2


                       TURNER BROADCASTING SYSTEM, INC.
                  COMPUTATION OF PRIMARY EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                               TWELVE MONTHS ENDED
                                                                                DECEMBER 31, 1995
                                                                                ------------------
Net income applicable to common stock                                               $102,681
                                                                                    ========
Weighted average number of shares outstanding during the period                      206,049

Add:    Common equivalent shares issuable assuming conversion of
            Class C Convertible Preferred Stock                                       74,382

        Shares issuable upon exercise of stock options                                16,932

Subtract: Shares which would have been purchased with proceeds
            from exercise of such stock options                                      (13,004)
                                                                                    --------

Weighted average number of common stock, common stock
            equivalents and converted shares outstanding                             284,359
                                                                                    ========
Weighted average number of Class A common shares and common
            stock equivalents                                                         68,330
                                                                                    ========
Weighted average number of Class B common shares and
            common stock equivalents                                                 216,029
                                                                                    ========
Earnings per share and common stock equivalent of Class A
            and Class B Common Stock                                                $   0.36
                                                                                    ========

                                                                EXHIBIT 11
                                                                Page 2 of 2


                       TURNER BROADCASTING SYSTEM, INC.
               COMPUTATION OF FULLY-DILUTED EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)






                                                                              TWELVE MONTHS ENDED
                                                                               DECEMBER 31, 1995
                                                                              -------------------
Net income applicable to common stock                                             $102,681

Add:   Interest expense on zero coupon subordinated convertible
         notes due 2007                                                             18,218
       Interest expense on 6.5% convertible notes                                    1,891

Subtract:  Additional income taxes                                                  (8,180)
                                                                                  --------
Adjusted net income applicable to common stock                                    $114,610
                                                                                  ========
Primary weighted average number of shares outstanding                              284,359

Add:   Common equivalent shares issuable assuming conversion of
         convertible notes due 2007                                                  7,440

       Change in shares due to options assumed converted using the
         end of period market value                                                  1,125

       Common equivalent shares issuable assuming conversion of 6.5%
         convertible notes                                                           1,661
                                                                                  --------
Weighted average number of common stock, common stock
         equivalents and convertible shares, assuming full dilution                294,585
                                                                                  ========
Weighted average number of Class A common shares and common
         equivalents and convertible shares, assuming full dilution                 68,330
                                                                                  ========
Weighted average number of Class B common shares and common
         equivalents and convertible shares, assuming full dilution                226,255
                                                                                  ========
Earnings per share and common stock equivalent of Class A
         and Class B Common Stock                                                 $   0.39
                                                                                  ========

This calculation is submitted in accordance with the rules and regulations of the Securities and Exchange Commission. Under generally accepted accounting principles this presentation would not be made because it is anti-dilutive.